                                                           Exhibit 10.11(f)



                                   OPTION AGREEMENT



    THIS OPTION AGREEMENT is entered into as of this 5th day of November, l997 by and between AMBRA INC., a corporation organized and existing under the laws of Delaware ("Buyer") and I.C. ISAACS & COMPANY L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Seller").

    WHEREAS, simultaneously with the execution of this Option Agreement, Buyer is lending to Seller funds in the amount of Eleven Million Two Hundred and Fifty Thousand Dollars ($11,250,000), which indebtedness of Seller to Buyer is evidenced in a Secured Limited Recourse Promissory Note of Seller of even date herewith (the "Note"), which funds are to be used by Seller to purchase certain trademark rights and related assets from Brookhurst, Inc. ("Brookhurst") referred to as the "Trademark Assets" in that certain Worldwide Rights Acquisition Agreement dated September 30, l997 by and among Seller, Brookhurst and William Ott (the "Acquisition Agreement");



    WHEREAS, simultaneously herewith, Buyer has purchased from Seller all of Seller's right, title and interest outside of the United States of America and its territories and possessions in and to all "BOSS" trademarks and other proprietary interests, if any, related thereto, together with the good will related thereto;

    WHEREAS, Buyer wishes to acquire an option to purchase from Seller all of the remaining Trademark Assets of Seller and all rights of Seller under the Acquisition Agreement and the Escrow Agreement referred to therein, subject to all obligations of Seller thereunder, and Seller is willing to grant such option on the terms and subject to the conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                                   GRANT OF OPTION

    1.1 Grant of Option. Upon the terms and subject to the conditions hereinafter set forth, Seller hereby grants to Buyer the right and option (the "Option") to purchase (i) all of the Trademark Assets and all rights relating to, or derived from, the Trademark Assets not already acquired by Buyer, and
(ii) all rights of Seller under the Acquisition Agreement, including, without limitation, all rights of Seller under the Escrow Agreement referred to therein, (the "Option Assets"). In the event the Option is exercised, the Option Assets shall be sold free and clear of all pledges, security interests, mortgages and liens (other than the lien of Buyer established pursuant to the Note and any liens on the Option Assets which existed prior to the acquisition of the Trademark Assets by Seller from Brookhurst) (collectively, "Encumbrances") subject to the obligations of Seller arising from and after the Closing (as hereinafter defined) under the Assumed Agreements (as defined in the Acquisition Agreement) solely insofar as they relate to the use of the Option Assets after Closing.

    1.2  Timing and Exercise Procedure.     (a)    The Option may be exercised:

         (i) At any time during the period commencing on the ninth anniversary of the date hereof and ending on December 31, 2007; or

         (ii) Prior to the ninth anniversary of the date hereof on or after such date as (x) Seller shall have been in substantial material breach of any of Section 2.a, 2.b, 3.b., or 7.a. of the Concurrent Use Agreement by and between Seller and Hugo Boss AG, which breach has not been is not cured within thirty (30) days after the date of written notice by Buyer to Seller of such breach; (y) an "Event of Default" shall have occurred under the Note, or (z) the Foreign Manufacturing Rights Agreement of even date herewith by and between Buyer and Seller (the "Manufacturing Rights Agreement") shall terminate for any reason;

(in either case, the "Exercise Period"). The Option may be exercised by written notice given by Buyer to Seller (an "Option Notice") at any time during the Exercise Period, which written notice shall be given in accordance with the notice provision of this Option Agreement.

     (b) Notwithstanding the foregoing, as referred to in the Note, Seller shall have a Put Option (the "Put Option") to cause Buyer to purchase the Option Assets, as though the Option of Buyer had been exercised if the Manufacturing Rights Agreement shall have terminated for any reason. Seller shall exercise such Put Option by written notice to Buyer given in accordance with the notice provision of this Option Agreement.

    (c) The date on which the Option Notice or Put Notice is given is hereinafter referred to as the "Exercise Date".

    1.3 Exercise Price. In consideration for the sale of the Option Assets, Buyer agrees to pay to Seller the amount of Eleven Million Two Hundred and Fifty Thousand Dollars ($11,250,000), less any proceeds collected by Seller (and not paid over to Buyer) as a result of claims against Brookhurst pursuant to the Acquisition Agreement and/or Escrow Agreement which do not represent Actual Costs of Seller as defined in the Note, on the Closing Date by wire transfer to a bank account designated in writing by Seller on at least two (2) business days' notice.

    1.4 Closing. The closing of the purchase of the Option Assets (the "Closing") shall take place, in the event the Option is exercised pursuant to
Section 1.2(a)(i), on December 31, 2007 or, in the event of exercise pursuant to
Section 1.2(ii) or the exercise of the Put Option pursuant to Section 1.2 (b) on the date thirty (30) days after the Exercise Date (the "Closing Date") at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York at 10:00 a.m. local time or at such other time and place mutually agreed to by the parties. At the Closing the parties shall exchange the various closing documents referred to in Article II of this Option Agreement.

                                      ARTICLE II

                                  CLOSING DELIVERIES

    2.1 Deliveries to be Made by Seller. On the Closing Date, Seller shall have executed and delivered to Buyer the following:

         (a) executed trademark assignments in forms reasonably acceptable to Buyer and Seller transferring all trademarks (and other proprietary interests related thereto, if any,) including the good will related thereto, constituting or relating to Option Assets (the "Trademarks") to Buyer;

         (b) possession of (i) an original of each of Seller's trademark registrations then currently in effect and constituting Option Assets (except that a copy of Seller's California state registration may be delivered) and (ii) Seller's original trademark application and registration files relating to the Option Assets including, for example, letters or other materials from each of Seller's domestic trademark counsel showing deadlines for trademark office actions to the extent in Seller's possession, custody or control;

         (c) appropriate original instruments of consent or waiver executed by third parties whose consent or waiver is required to consummate the transactions contemplated hereby;

         (d) an executed agreement of assignment and assumption of Assumed Agreements (the "Assumption Agreement") in a form reasonably acceptable to Buyer and Seller; and

         (e) such other instruments and documents as may be elsewhere herein required.

    2.2 Deliveries To Be Made by Buyer. On the Closing Date, Buyer shall have executed and delivered to Seller the following:

         (a) the payment provided for in Section 1.3(a), which payment may be satisfied by offset against principal amounts owing to Buyer under the Note; and

         (b)  the Assumption Agreement.

                                     ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller hereby represents and warrants to Buyer as follows:

    3.1 Organization and Good Standing of the Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

    3.2 Authority; Execution. Seller has all the requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Option Agreement. The execution and delivery of this Option Agreement, and each of the other instruments of transfer, conveyance and assignment to be delivered hereunder, have been duly and validly authorized by all necessary corporate and other action on the part of Seller, and this Option Agreement has been and each of such other instruments to be delivered hereunder will be duly executed by Seller. This Option Agreement constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its respective terms.

    3.3  Breach of Statute or Contract.
         (a) The execution, delivery and performance of this Option Agreement by Seller and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the charter documents or by-laws of Seller; (ii) violate or conflict with, result in the breach or termination of or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which Seller is a party and which relate to the Option Assets or by which Seller is bound, or result in the creation of any Encumbrance upon any of the Option Assets pursuant to the terms of any such contract or instrument, or (iii) violate or conflict with any judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction applicable to Seller (excluding any judgments, orders, writs, injunctions or decrees in any actions or proceedings involving Hugo Boss A.G. or its affiliates) or, to the knowledge of Seller, any law or regulation materially adversely affecting Buyer's ability to exploit the Option Assets.

         (b) There are no notices, licenses, consents, permissions or approvals of any nature whatsoever which are required to be obtained by Seller from any Federal, state or local governmental or regulatory body or other third party or, to Seller's knowledge, from any foreign governmental or regulatory body for the consummation of the transactions contemplated by this Option Agreement, or as a condition to the sale, assignment and transfer of the Option Assets to be effected hereunder.

         3.4 No Alienation of Rights. Seller has not transferred, assigned, licensed or otherwise encumbered with Encumbrances any of its rights in any Option Asset.

         3.5  Ownership of Option Assets.   As between Seller and all
affiliates and other persons or entities who have an ownership interest in Seller (or any affiliate thereof) or who may have been expressly authorized by Seller to use the Option Assets, Seller owns all rights in and to the Option Assets.

         3.6 Knowledge. Whenever a statement regarding the existence or absence of facts in this Option Agreement is qualified by a phrase such as to Seller's knowledge or words to similar effect, it is intended by the parties that the information attributed to Seller be actually known, or information which should have been known based on reasonable inquiry by the President, the Chairman, any Chief Executive Officer or the Chief Financial Officer of Seller.

         3.7 Materiality. The phrase "materially adversely affecting Buyer's ability to exploit the Option Assets" shall be deemed to mean (i) the existence or occurrence at any time from and after the date hereof of any actual harm, or the existence of any reasonably anticipated actual harm, to Buyer's ability to exploit the Option Assets or (ii) either (x) the failure of Seller to remedy the breach in question assuming the breach is remediable or (y) the inability of Seller to remedy the breach in question without prejudice to Buyer's ability to exploit the Option Assets. For purposes of this Section 3.7, no "actual harm" shall be deemed to exist as to any of the first three claims of harm unless any such claim of harm reasonably involves at least the following amounts in damage or loss:

              First Claim              $35,000
              Second Claim             $25,000
              Third Claim              $25,000

it being agreed that, without prejudice to, or limitation of, Seller's ability to claim that any subsequent claim involves no "actual harm", no such monetary threshold applies to any subsequent claims.

         3.8 No Representations and Warranties as to Trademark Assets. Seller makes no representations and warranties of any kind, and shall have no responsibility, liability or obligations whatsoever to Buyer or any affiliate thereof (including, without limitation, for any claims for indemnity) with respect to any matter relating to the Trademark Assets prior to the time Seller acquired them, including, without limitation, the quality of title, the condition or use of the Trademark Assets or the conduct of the business thereunder prior to the time Seller acquired the Trademark Assets or with respect to any actions taken at the direction of Buyer.

                                      ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 Organization and Good Standing of Buyer. Buyer is a corporation duly organized and validly existing under the laws of Delaware.

         4.2 Authority; Execution. Buyer has all requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Option Agreement. The execution and delivery of this Option Agreement, and each of the other instruments of transfer, conveyance and assignment delivered hereunder, by Buyer have been duly and validly authorized by all necessary corporate and other action on the part of Buyer, and this Option Agreement and each of such other instruments has been duly executed by Buyer, as applicable. This Option Agreement constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

    4.3  Breach of  Statute or Contract.

         (a) The execution, delivery and performance of this Option Agreement by Buyer and the consummation of the transactions contemplated hereby will not:
(i) violate or conflict with any provision of the Certificate of Incorporation or by-laws of Buyer; (ii) violate or conflict with, result in the breach or termination of or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which Buyer is a party; or (iii) violate or conflict with any judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction applicable to Buyer (excluding any judgments, orders, injunctions, decrees or awards in any actions or proceedings involving Seller or its affiliates) or, to the knowledge of Buyer, any law or regulation materially adversely affecting Buyer's ability to consummate the transactions contemplated by this Option Agreement.

         (b) There are no notices, licenses, consents, permissions or approvals of any nature whatsoever which are required to be obtained by Buyer from any Federal, state or local governmental or regulatory body or other third party or, to Buyer's knowledge, from any foreign governmental or regulatory body for the consummation of the transactions contemplated by this Option Agreement, or as a condition to the sale, assignment and transfer of the Trademark Assets to be effected hereunder.

                                      ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLER

    5.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated under this Option Agreement are subject to the fulfillment, as of the Closing Date, of each of the following conditions (any or all of which may be waived by Buyer):


         (a) the representations and warranties of Seller contained in Article III of this Option Agreement shall be true and correct in all material respects as of the Closing Date;

         (b) Seller shall have performed and complied in all material respects with all obligations, covenants and undertakings required by this Option Agreement to be performed or complied with by Seller on or prior to the Closing Date;

         (c) there has been no material adverse change within the control of Seller in the Option Assets; provided that in no event shall a decrease in sales of products sold under the Option Assets or a change in the market for such products be deemed such a material adverse change;

         (d) Buyer shall have been furnished with a certificate, dated the Closing Date and executed by an officer of Seller, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (c); and

         (e) no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Option Agreement.

    5.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated under this Option Agreement are subject to the fulfillment, as of the Closing Date, of each of the following conditions (any or all of which may be waived by Seller):

         (a) the representations and warranties of Buyer set forth in Article IV of this Option Agreement shall be true and correct in all material respects as of the Closing Date;

         (b) Buyer shall have performed and complied in all material respects with all obligations, covenants and undertakings required by this Option Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

         (c) Seller shall have been furnished with a certificate, dated the Closing Date and executed by an officer of Buyer, to certifying the fulfillment of the conditions specified in Sections 5.2(a) and (b); and

         (d) no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Option Agreement.

    5.3 Effect of Closing. The parties acknowledge and agree that proceeding with the Closing shall not prejudice any rights or remedies of either party for breach of any covenant, representation or warranty of the other party existing at or prior to Closing.

                                      ARTICLE VI

                     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                   INDEMNIFICATION

    6.1 All representations and warranties contained in or made pursuant to this Option Agreement shall be continuing and shall survive and remain in full force and effect after the date hereof and for a period of five (5) years following Closing notwithstanding any investigation conducted by any party hereto. All claims for indemnification under this Option Agreement shall be brought by the parties exclusively pursuant to, and shall be disposed of exclusively in accordance with the terms of, this Article VI.

    6.2 Indemnity Obligations of Seller. Seller agrees to indemnify and hold Buyer and its parent corporations, subsidiaries, shareholders, affiliates, directors, officers, employees, agents, successors and assigns (collectively, "Buyer Affiliates") harmless from, and to reimburse Buyer and each Buyer Affiliate for, any Buyer Indemnity Claims (as that term is hereinafter defined)
arising under this Option Agreement.   For purposes of this Option Agreement,
the term "Buyer Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever arising out of, based upon or resulting from (i) the breach of any representations and warranties of Seller which are contained in or made pursuant to this Option Agreement; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements, obligations or undertakings made by Seller in or pursuant to this Option Agreement; (iii) any liabilities or obligations arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any matter which is the subject of indemnification under this Section 6.2; and (iv) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of any matter which is the subject of indemnification under this Section 6.2 and in which and to the proportionate extent Buyer Affiliates prevail.

    6.3 Indemnity Obligations of Buyer. Buyer hereby agrees to indemnify and hold Seller, and its respective subsidiaries, partners, shareholders, affiliates, directors, officers, employees, agents, successors and permitted assigns (collectively, "Seller Affiliates"), harmless from, and to reimburse Seller and each Seller Affiliate for, any Seller Indemnity Claims (as that term, is hereinafter defined) arising under this Option Agreement. For purposes of this Option Agreement, the term "Seller Indemnity Claims" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever arising out of, based upon or resulting from (i) the breach of any representations and warranties of Buyer which are contained in or made pursuant to this Option Agreement; (ii) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements, obligations or undertakings made by Buyer in or pursuant to this Option Agreement; (iii) any liabilities or obligations assumed by Buyer pursuant to the terms hereof; (iv) any obligations or liabilities arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any matter which is the subject of indemnification under this Section 6.3; and (v) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of counsel and accountants) arising out of any matter which is the subject of indemnification under this Section 6.3 and in which and to the proportionate extent Seller Affiliates prevail.

    6.4 Notification of Claims. In the event of the occurrence of any event which any party asserts constitutes a Buyer Indemnity Claim or Seller Indemnity Claim, as applicable, the indemnified party shall provide the indemnifying party with prompt notice of such event, including, without limitation, any facts and circumstances which give rise to such claim, and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure within a reasonable time to give notice or to furnish the indemnifying party with any relevant data and documents in its possession in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as the claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment and compromise of such claim, or ceasing to defend against such claim, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any liability or obligation not covered by the indemnification obligations of the indemnifying party under this Option Agreement (including, without limitation, any injunctive relief or other remedy).
                                     ARTICLE VII

                                      COVENANTS

    7.1  Pre-Closing Rights.

    Seller covenants and agrees that from the date hereof until the Closing:

         (a) It will not, without the prior consent of Buyer, sell, assign, transfer, license, pledge, encumber, or otherwise dispose of, any of the Option Assets or enter into any merger or dissolve or liquidate except in a manner consistent with Section 8.8 hereof.

         (b) It will not take or permit any action as would cause its representations and warranties set forth in Article III to not be true and correct at Closing in any materially adverse respect.

    7.2  Post-Closing Rights.

         (a) From and after the Closing, all rights of Seller to use the Option Assets shall forthwith cease and Seller shall immediately:

              (i) cease the manufacture, sale, promotion and distribution of products bearing the Trademarks except in accordance with this Section 7.2;

              (ii) within thirty (30) days after Closing, delete and henceforth cease from making any reference to the Option Assets, including, without limitation, all Trademarks, in, on or in connection with any advertising, promotional or directory materials and cease all use by Seller of the name and mark "BOSS", all variations thereon and all other names and marks which incorporate the term "BOSS" in the future, except to the limited extent presented in Section 7.2(e) hereof;

         (b) Buyer shall have the option to purchase all or any portion of the Seller's inventory of products bearing the Trademarks at sixty-two and one-half percent (62.5%) of the average net sale price, but in any event at no less favorable terms than the net sales price made available to any third party within the prior six (6) months.

         (c) Should Buyer not purchase all of the inventory of such products from Seller, Seller (or its secured inventory lender) shall be entitled to sell and distribute in the United States of America, its territories, possessions and commonwealths, except Saipan and American Samoa, any remaining inventory bearing the trademarks constituting Option Assets on a non-exclusive basis for a period of nine (9) months from the Closing hereunder. After the expiration of such nine (9) month period, Seller or Seller's secured inventory lender shall completely remove the Trademarks (as defined in the Acquisition Agreement) from, or if complete removal is not possible, destroy any products not sold and distributed before the expiration of such nine (9) month period.

    7.3  Further Assurances.

         (a) From time to time until the expiration of six (6) years from the Closing Date, upon the request and at the expense of Buyer but without further consideration, Seller shall:

              (i) do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances (including, without limitation, for purposes of transferring record ownership of the Option Assets to Buyer) as may be reasonably requested by Buyer for transferring, conveying, assigning and reducing to Buyer's possession, ownership and use of the Option Assets from and after Closing, including, without limitation, executing on the Closing Date any assignments of Trademarks in recordable form requested by Buyer; and

              (ii) deliver to Buyer such other records, documentation and information in Seller's possession or control as may be reasonably requested by Buyer to assist Buyer in the use and protection of the Option Assets from and after Closing.

         (b) Seller shall keep and preserve any and all invoices, letters of credit, bills of lading, and purchase orders which relate to the Option Assets for three (3) years from and after Closing except as otherwise provided herein. Seller may dispose of or destroy any such records, documentation and information at any time, provided that Seller first shall notify Buyer so that Buyer may, at its expense and within a reasonable time after receipt of such notice, obtain from Seller any or all of said records, documentation and information. Seller shall not be responsible for (i) destruction of records caused by an Act of God or other "Force Majeure" event, or (ii) any immaterial non-intentional destruction of records.

         (c) Seller shall promptly remit or refer to Buyer any mail or other communications, including without limitation, any written inquiries, relating to the Option Assets which are received by Seller from and after the Closing for a period of six (6) years from the date of the Closing.

                                     ARTICLE VIII

                                       GENERAL

    8.1 Waiver. Any failure of Buyer, on the one hand, or Seller, on the other, to comply with any of the obligations or agreements set forth in this Option Agreement or to fulfill any condition set forth in this Option Agreement may be waived only by written instrument signed by the other party. No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any right hereunder by any party preclude any other or future exercise of that right or any other right hereunder by that party.

    8.2 Notices. All notices, requests or other communications required or permitted hereunder (excluding, however, mail and/or communications covered under paragraph 7.3(c) hereof) shall be given or made in writing and shall be
(i) delivered personally (including commercial carrier), (ii) sent by registered or certified airmail, return receipt requested, postage prepaid or (iii) sent by telecopier, addressed to the party to whom they are directed at the following addresses, or at such other address as may from time to time be designated by such party to the others in accordance with this Section 8.2:

         If to Seller, to:

              I. C. Isaacs & Company L.P.
              3840 Bank Street
              Baltimore, Maryland  21224
              Attention:  President and Co-Chief Executive Officer
              Telecopier:  410/558-2096

              I. C. Isaacs & Company L.P.
              350 Fifth Avenue
              Suite 1029
              New York, New York  10118
              Attention:  Chairman and Co-Chief Executive Officer
              Telecopier:  212/695-7579

         With a copy to:

              Piper & Marbury L.L.P.
              Charles Center South
              36 South Charles Street
              Baltimore, Maryland  21201-3010
              Attention:  Robert J. Mathias, Esq.
              Telecopier:  410/576-1604

         If to Buyer, to:

              Ambra Inc.
              c/o Hugo Boss USA Inc.
              645 Fifth Avenue
              New York, New York  10022
              Attention:  Graziano DeBoni
              Telecopier:  212/940-0619

         With a copy to:

              Coudert Brothers
              1627 I Street, N.W.
              Washington, D.C.  20006
              Attention:  Wendy L. Addiss, Esq.
              Telecopier:  202/775-1168
         and

              Howrey & Simon
              1299 Pennsylvania Avenue, N.W.
              Washington, D.C.  20004
              Attention:  Robert M. Bruskin, Esq.
              Telecopier:  202/383-6610

    Any notice, request or other communications shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other parties.

    8.3 No Third Party Beneficiaries. Neither this Option Agreement nor any provision hereof, nor any document or instrument executed or delivered pursuant hereto, shall be deemed to create any right in favor of or impose any obligation upon any person or entity other than Buyer and Seller and their respective successors and assigns.

    8.4 Equitable Remedies. Seller, on the one hand, and Buyer, on the other hand, each acknowledge that it will be impossible to measure in money the damages that would be suffered by Buyer and Seller, respectively, if the other party fails to comply with the obligations imposed on it pursuant to paragraphs 1.1, 1.2, 2.1, 2.2, 7.1, 7.2 and 7.3 of this Option Agreement and that, in the event of any such failure, the claiming party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled to equitable relief, including, without limitation, injunctive relief and/or specific performance to enforce such obligations of the other party and, if any action should be brought in equity to enforce any provisions of this Option Agreement, neither party shall raise the defense that there is an adequate remedy at law. The parties further agree that notwithstanding the provisions of Section 8.12 hereof, either party may, in accordance with the provisions of this Section 8.4 seek immediate injunctive relief in court prior to the initiation of or pending resolution of any dispute in arbitration. Except as expressly provided in this Option Agreement, all specific remedies provided for in this Option Agreement are cumulative and are not exclusive of one another or of any other remedies available at law or in equity. Notwithstanding anything to the contrary set forth herein, nothing contained elsewhere in this Option Agreement, including, without limitation, the monetary thresholds set forth in Section 3.7 with respect to the definition of "actual harm", shall be deemed to limit in any way the availability of equitable relief for any breach of this Option Agreement.

    8.5 Captions and Paragraph Headings. Captions and paragraph headings used in this Option Agreement are for convenience only and are not a part of this Option Agreement and shall not be used in interpreting or construing it.

    8.6 Entire Agreement. The making, execution and delivery of this Option Agreement by the parties has been induced by no representations, statements, warranties or agreements other than those herein expressed. This Option Agreement embodies the entire understanding of the parties with respect to the subject matter hereof. Notwithstanding the foregoing, the parties acknowledge that a number of different agreements and instruments of which the parties are signatory are all being executed simultaneously with this Option Agreement.
This Option Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized representatives. The parties have made no representations or warranties not expressly set forth in this Option Agreement. This Option Agreement supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements among the parties relating to the subject matter hereof, except as expressly set forth herein.

    8.7 Counterparts. This Option Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    8.8 Assignability. Neither party hereto may assign any of its interests, rights or obligations under this Option Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign its rights, but not its obligations, under this Option Agreement to any entity under common ownership and control with Buyer or to any successor-in-interest of Buyer to the Option Assets without the consent of Seller. Any impermissible attempted assignment of this Option Agreement without such prior written consent shall be void as to the other parties to this Option Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Seller shall be permitted to assign and transfer Seller's rights under this Agreement to any parent, subsidiary or other affiliate of Seller if Seller or its successor in interest remains fully liable for the performance of this Agreement by such assignee or transferee and indemnifies Buyer with respect to any costs and damages Buyer may incur because of such assignment or transfer.

    8.9 Expenses. The parties shall each bear their own expenses in connection with the negotiation, execution and delivery of this Option Agreement and the performance of their respective obligations hereunder.

    8.10 Successors and Assigns. This Option Agreement and the provisions thereof shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

    8.11 Governing Law. The validity, construction, operation and effect of any and all of the terms and provisions of this Option Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court for the Southern District of New York, and the parties hereby submit to the jurisdiction of such court; provided, however, that any party may enforce an arbitration award in any court of competent jurisdiction located in New York City and the parties hereby submit to the jurisdiction of any such court.

    8.12 Arbitration. (a) Except as provided for in paragraph 8.4 above, all disputes arising from or in any way in connection with this Option Agreement shall be finally settled through binding arbitration conducted pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect as of the date of the initiation of any dispute submitted to arbitration under this section ("ICC Rules") by three arbitrators appointed in accordance with the ICC Rules. Except as provided in this Section, no modification or amendment of the ICC Rules applicable to any such arbitration shall be binding upon the parties unless agreed to in writing by the parties.
In each such arbitration, each party to the dispute shall appoint one arbitrators within 30 days of receipt by the defendant of the request for arbitration, and the arbitrators so appointed by the parties shall appoint the third arbitrator (who shall be the Chairman), within 30 days of the confirmation of the later of the two arbitrators appointed by the parties. If any such arbitration involves multiple claimants or multiple defendants, nomination of arbitrators shall be governed by the applicable ICC rules.

Notwithstanding anything to the contrary contained in the ICC rules: (i) the arbitration proceedings shall be conducted in the City of New York, State of New York; (ii) the arbitration proceedings shall be conducted in the English language; and (iii) the arbitrators shall apply New York law without regard to
such state's choice of law rules.   If the non-prevailing party does not comply
with an arbitration decision, the prevailing parties may immediately enforce the arbitration decision in an equitable proceeding in court with both parties' court costs and related attorneys' fees paid by the non-prevailing party in the arbitration, unless the arbitration decision is modified, or not upheld or enforced, in which case, each side shall bear its own costs and attorneys' fees.

    8.13 Confidentiality. This Option Agreement, its terms, conditions and provisions, and the trade secrets and confidential information of the parties are strictly confidential and shall not be disclosed by either party to any other person or entity without the prior written consent of the other party, or as required by law, (i) except financial institutions (including but not limited to investment bankers and underwriters), attorneys and accountants with which the parties transact business, provided, however, that such third parties agree in writing to abide by the terms of this provision; or (ii) except as appropriate for the parties to protect and/or enforce their respective trademark rights. Buyer and Seller further agree that disclosure of this Option Agreement within their organizations shall be limited to their respective directors, officers and employees with a "need to know," to carry out the purposes of this Option Agreement, or to protect the rights of either party. Nothing in this provision is intended to prevent or substantially interfere with Seller's or its partners' affiliates', or its stockholders' ability to make all disclosures required by law pursuant to offering and selling stock to the public.

 Notwithstanding the provisions of this Section, in the event of published reports regarding this Option Agreement or Seller's relationship with Buyer or Hugo Boss AG ("Hugo Boss"), Buyer, Hugo Boss and Seller agree to cooperate in good faith to provide appropriate public responses and comments and the parties shall be free to make accurate public statements which are appropriate to correct or clarify the public record.

    IN WITNESS WHEREOF, the parties have duly signed this Option Agreement the day and year first written above.

                             I.C. ISAACS & COMPANY L.P., a Delaware limited partnership




                        By: /s/ Robert J. Arnot
                           ---------------------------------------
                                  Name:  Robert J. Arnot
                                  Title: Chairman and Co-Chief Executive
                                         Officer


                         By: /s/ Gerald W. Lear
                            ---------------------------------------
                                  Name:  Gerald W. Lear
                                  Title: President and Co-Chief Executive
                                         Officer


                             AMBRA INC.



                         By: /s/ Jorg-Viggo Muller
                            ---------------------------------------
                                  Name:  Jorg-Viggo Muller
                                  Title: Chairman



                         By: /s/ Gert-Jurgen Frisch
                            ---------------------------------------
                                  Name:  Gert-Jurgen Frisch
                                  Title: Vice President